Exhibit 99.1.

FOR IMMEDIATE RELEASE JANUARY 30, 2024	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE TWELVE MONTHS AND QUARTER ENDED

DECEMBER 31, 2023

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $8.4 million, or $1.96 per diluted share, for the twelve months ended December 31, 2023, as compared to $15.1 million, or $3.60 per diluted share, for the year ended December 31, 2022. For the quarter ended December 31, 2023, the Bancorp’s net income totaled $1.5 million, or $0.35 per diluted share, as compared to $4.0 million, or $0.93 per share, for the quarter ending December 31, 2022. Selected performance metrics are as follows for the periods presented:

Performance Ratios	Quarter ended,					Twelve months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Return on equity	4.92%	6.55%	7.05%	6.42%	12.96%	6.28%	10.47%
Return on assets	0.29%	0.42%	0.46%	0.43%	0.78%	0.40%	0.74%
Noninterest income / average assets	0.53%	0.46%	0.57%	0.50%	0.56%	0.52%	0.56%
Noninterest expense / average assets	2.60%	2.59%	2.66%	2.75%	3.07%	2.65%	3.05%
Efficiency ratio	87.49%	86.88%	82.11%	82.35%	79.63%	84.58%	78.95%

“While margin pressure continued in the fourth quarter, we believe we are now closer to the end of the interest rate tightening cycle than the beginning. Focusing on customers and improving efficiency have allowed us to reach this point, and we are confident initiatives undertaken in 2023 will bear fruit in the coming year,” said Benjamin Bochnowski, Chairman and Chief Executive Officer. “We have been proactive in improving our overall asset quality position, improving earnings, increasing liquidity, and managing capital in multiple rate environments, as demonstrated by a loan sale we recently closed in December, our announced sale leaseback transaction, and dividend adjustments. The Bank remains opportunistic in evaluating other areas of potential improvement, including the securities portfolio, borrowing levels, and identifying additional expense efficiencies. Both the expected increase in capital from our sale leaseback transaction and a moderating interest rate environment increase optionality as we work to improve our earnings profile,” he continued.

Highlights of the year-to-date period include:

●

Net interest margin - The net interest margin for the twelve months ended December 31, 2023, was 2.83%, compared to 3.56% for the twelve months ended December 31, 2022. The tax-adjusted net interest margin (a non-GAAP measure) for the twelve months ended December 31, 2023, was 2.98%, compared to 3.74% for the twelve months ended December 31, 2022. The decreased net interest margin is primarily the result of the increase in short-term interest rates relative to long-term interest rates as part of the Federal Reserve’s response to high inflation and other factors. The compression seen in 2023 may continue in moderate fashion into 2024, unless target rates decrease and our interest-bearing liabilities can be repriced at those lower rates. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin.

●

Funding - On December 31, 2023, deposits totaled $1.81 billion, compared to $1.78 billion on December 31, 2022, an increase of $38.4 million or 2.2%. As of December 31, 2023, core deposits totaled $1.3 billion, compared to $1.4 billion on December 31, 2022, a decrease of $131.0 million or 9.2%. Core deposits include checking, savings, and money market accounts and represented 70.7% of the Bancorp’s total deposits at December 31, 2023. During 2023, balances for checking and savings accounts decreased as balances migrated into higher yielding accounts. On December 31, 2023, balances for certificates of deposit totaled $532.1 million, compared to $363.1 million on December 31, 2022, an increase of $169.0 million or 46.5%. The decrease in core deposits and increase in certificate of deposit balances is related to customer preferences for higher yielding deposits. In addition, on December 31, 2023, borrowings and repurchase agreements totaled $118.1 million, compared to $135.5 million at December 31, 2022, a decrease of $17.4 million or 12.8%. The decrease in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities. As of December 31, 2023, 71% of our deposits are fully FDIC insured, and another 11% are further backed by the Indiana Public Deposit Insurance Fund, an overall increase of 1% from the amount as of September 30, 2023, of 73% of deposits being fully FDIC insured, and 8% backed by the Indiana Public Deposit Insurance Fund. The Bancorp’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. As of December 31,2023, the Bancorp had available liquidity of $824 million including borrowing capacity from the FHLB and Federal Reserve facilities.

●

Unrealized losses on the securities portfolio - Accumulated other comprehensive losses were $51.6 million as of December 31, 2023, compared to $64.3 million on December 31, 2022, a decrease of $12.7 million or 19.7%. The yield on the securities portfolio improved on a year-to-date basis to 2.43% for the twelve months ended December 31, 2023, up from 2.22% for the twelve months ended December 31, 2022. Management continually monitors the securities portfolio for restructuring opportunities but has not yet found economically viable options. Other than potential restructuring, management does not currently anticipate the need to realize losses from sales in the securities portfolio, as losses are currently driven by the interest rate environment and management expects such losses to be fully recoverable. Further, it remains unlikely the Bank will be required to sell the investments in the portfolio before recovery of their amortized cost basis, which may be at maturity.

●

Gain on sale of loans - Increases in mortgage rates have slowed the sale of fixed rate mortgage loans into the secondary market. As a result, gains from the sale of loans for the twelve months ended December 31, 2023, totaled $1.1 million, down from $1.4 million for the twelve months ended December 31, 2022. During the twelve months ended December 31, 2023, the Bank originated $37.9 million in new fixed rate mortgage loans for sale, compared to $44.9 million during the twelve months ended December 31, 2022. During the twelve months ended December 31, 2023, the Bank originated $41.6 million in new 1-4 family loans retained in its portfolio, compared to $105.4 million during the twelve months ended December 31, 2022. Total 1-4 family originations for the three-month period ending December 31, 2023, totaled $17.3 million, a decrease of $8.2 million from the amount for the three-month period ending September 30, 2023, totaling $25.5 million. This decrease was driven by seasonal demand for mortgages peaking in the spring and summer months, as well as increasing market interest rates which slowed loan growth. These retained loans are primarily construction loans and adjustable-rate loans with a fixed-rate period of 7 years or less, and the Bank continues to sell longer-duration fixed rate mortgages into the secondary market.

●

Commercial lending - The Bank’s aggregate loan portfolio totaled $1.5 billion on December 31, 2023, compared to $1.5 billion on December 31, 2022. During the twelve months ended December 31, 2023, the Bank originated $234.3 million in new commercial loans, compared to $376.0 million during the twelve months ended December 31, 2022. The loan portfolio represents 77.2% of earning assets and is comprised of 61.9% commercial related credits. At December 31, 2023, the Bancorp’s portfolio loan balances in commercial real estate owner occupied properties of $220.2 million or 14.6% of total loan balances and commercial real estate non-owner occupied properties of $283.0 million or 18.7% of total loan balances. Of the $283.0 million in commercial real estate non-owner occupied properties balances, loans collateralized by office buildings represented $41.2 million or 2.7% of total loan balances.

●

Asset quality - At December 31, 2023, non-performing loans totaled $11.5 million, compared to $18.4 million at December 31, 2022, a decrease of $6.9 million or 37.7%. The Bank’s ratio of non-performing loans to total loans was 0.76% at December 31, 2023, compared to 1.21% at December 31, 2022. The Bank’s ratio of non-performing assets to total assets was 0.61% at December 31, 2023, compared to 0.94% at December 31, 2022. The decrease in non-performing loans is primarily the result of management’s strategic non-performing asset management which includes proactive relationship management and note sales. In December 2023, the Bank completed a $5.4 million substandard loan sale to further reduce our outstanding nonperforming loans and increase our liquidity. At December 31, 2023, the allowance for credit losses (ACL) totaled $18.8 million and is considered adequate by management. For the year ended December 31, 2023, charge-offs, net of recoveries, totaled $2.0 million. The allowance for credit losses as a percentage of total loans was 1.24% at December 31, 2023, and the allowance for credit losses as a percentage of non-performing loans, or coverage ratio, was 163.9% at December 31, 2023. On January 1, 2023, the Bancorp adopted ASU No. 2016-13 resulting in an implementation entry of $8.3 million, increasing the ACL by $5.2 million and unfunded commitment liability by $3.1 million, and also resulting in retained earnings decreasing $6.1 million and generating a deferred tax asset of $2.2 million. The majority of the implementation entry is related to including acquired loan portfolios in the model and the addition of using economic forecasts in estimating future losses. In addition, $1.0 million of non-accretable credit loan discounts on purchase credit impaired loans now classified as purchase credit deteriorated were reallocated to the ACL.

●

Operating Expenses: Non-interest expense as a percent of average assets was 2.65% for the twelve months ended December 31, 2023, as compared to 3.05% for 2022. Recent branch closures have had a positive impact on this ratio. Management also continues to improve efficiency in personnel and has netted a reduction of 14 full time equivalents, or 4%, through the twelve months ended December 31, 2023. Compensation and benefits expense is down 4.6% for the twelve months ended December 31, 2023, compared to 2022.

●

Capital Adequacy - As of December 31, 2023, the Bank’s tier 1 capital to adjusted average assets ratio totaled 7.8%, on par with the ratio as of September 30, 2023, of 7.8%, and is within all regulatory capital requirements, and continues to be considered well capitalized. The Bancorp’s tangible book value per share was $28.31 at December 31, 2023, up from $25.41 as of December 31, 2022 (a non-GAAP measure). The increase in tangible book value per share is primarily a result of an improvement in our accumulated other comprehensive losses attributable to net unrealized gains on securities available for sale of approximately $13 million for the year ended December 31, 2023. Tangible common equity to total assets was 5.77% at December 31, 2023, up from 5.27% as of December 31, 2022 (a non-GAAP measure). The increase is due to decreased accumulated other comprehensive losses compared to the year-ended December 31, 2022. Excluding accumulated other comprehensive losses, tangible book value per share decreased to $40.31 as of December 31, 2023, from $40.36 as of December 31, 2022 (a non-GAAP measure). The decrease is related to a reduction of retained earnings of $6.1 million due to the impact of the adoption of ASU No. 2016-13 and the payment of dividends of $4.5 million. See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for accumulated other losses, tangible common equity as a percentage of total assets, and tangible common equity as a percentage of total assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

●

Sale-Leaseback Transaction - On January 29, 2024, the Bank entered into an agreement for the purchase and sale of property (the “Sale Agreement”), with MountainSeed Real Estate Services, LLC (the “Buyer”), a Georgia limited liability company, which provides for the sale to the Buyer of 5 properties owned and operated as branch locations by the Bank (the “Properties”) for an aggregate purchase price of $17.2 million, subject to customary adjustments at closing. Four of the Properties are located in Lake County, Indiana and one Property is located in Cook County, Illinois.  Under the Sale Agreement, the Bank has agreed, concurrently with the closing of the sale of the Properties, to enter into lease agreements (the “Lease Agreements”) with the Buyer under which the Bank will lease each of the Properties. Each of the Lease Agreements will have an initial term of 15 years.  The Bank’s obligations under the Lease Agreements will be guaranteed by the Bancorp pursuant to a form of guaranty to be entered into at the closing of the sale-leaseback transaction.  The Bancorp expects that the sale-leaseback transaction will close by the third week of February 2024, subject to the satisfaction of customary closing conditions.  We will not close any branches or exit any markets as part of the sale-leaseback transaction. We expect the sale-leaseback transaction will result in proceeds in excess of book value of the Properties of approximately $11.7 million. The aggregate first full year of rent expense under the Lease Agreements will be approximately $1.5 million pre-tax, and will be partially offset by the elimination of the annual pre-tax depreciation expenses on the buildings of approximately $265 thousand. The Lease Agreements also include an annual rent adjustment of 2.0%. The Bank anticipates using the net proceeds generated from the sale-leaseback transaction for general corporate purposes, including a potential reduction in borrowed funds and associated interest expense costs.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release, the Bancorp also provides certain financial measures identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of tangible common equity, tangible common equity adjusted for accumulated other comprehensive losses, tangible book value per share, tangible book value per share adjusted for accumulated other comprehensive losses, tangible common equity/total assets, tax-adjusted net interest margin, and efficiency ratio, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Quarter ended,					Twelve months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Return on equity	4.92%	6.55%	7.05%	6.42%	12.96%	6.28%	10.47%
Return on assets	0.29%	0.42%	0.46%	0.43%	0.78%	0.40%	0.74%
Noninterest income / average assets	0.53%	0.46%	0.57%	0.50%	0.56%	0.52%	0.56%
Noninterest expense / average assets	2.60%	2.59%	2.66%	2.75%	3.07%	2.65%	3.05%
Efficiency ratio	87.49%	86.88%	82.11%	82.35%	79.63%	84.58%	78.95%

Non-performing assets to total assets	0.61%	0.54%	0.62%	1.02%	0.94%	0.61%	0.94%
Non-performing loans to total loans	0.76%	0.66%	0.80%	1.34%	1.21%	0.76%	1.21%
Allowance for credit losses to non-performing loans	163.90%	192.89%	158.26%	96.15%	70.18%	163.90%	70.18%
Allowance for credit losses to loans outstanding	1.24%	1.27%	1.27%	1.29%	0.85%	1.24%	0.85%
Foreclosed real estate to total assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Basic earnings per share	$0.36	$0.52	$0.57	$0.52	$0.93	$1.96	$3.61
Diluted earnings per share	$0.35	$0.51	$0.57	$0.51	$0.93	$1.96	$3.60
Net worth / total assets	6.99%	5.70%	6.33%	6.66%	6.59%	6.99%	6.59%
Book value per share	$34.28	$27.68	$31.77	$32.47	$31.73	$34.28	$31.73
Closing stock price	$25.24	$22.00	$22.00	$29.10	$36.20	$25.24	$36.20
Price per earnings per share	$17.77	$10.67	$9.59	$14.10	$9.70	$12.87	$10.02
Dividend declared per common share	$0.12	$0.31	$0.31	$0.31	$0.31	$1.05	$1.24

Common equity tier 1 capital to risk-weighted assets	10.4%	10.2%	10.0%	10.0%	10.0%	10.4%	10.0%
Tier 1 capital to risk-weighted assets	10.4%	10.2%	10.0%	10.0%	10.0%	10.4%	10.0%
Total capital to risk-weighted assets	11.4%	11.2%	11.0%	11.0%	10.9%	11.4%	10.9%
Tier 1 capital to adjusted average assets	7.8%	7.8%	7.6%	7.7%	7.7%	7.8%	7.7%

Non-GAAP Performance Ratios	Quarter ended,					Twelve Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Net interest margin - tax equivalent	2.80%	2.87%	3.03%	3.23%	3.73%	2.98%	3.74%
Tangible book value per diluted share	$28.31	$21.63	$25.64	$26.24	$25.41	$28.31	$25.41
Tangible book value per diluted share adjusted for AOCI	$40.31	$39.96	$39.62	$39.23	$40.36	$40.31	$40.36
Tangible common equity to total assets	5.77%	4.46%	5.11%	5.38%	5.27%	5.77%	5.27%
Tangible common equity to total assets adjusted for AOCI	8.22%	8.23%	7.89%	8.05%	8.38%	8.22%	8.38%

Quarter Ended
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	December 31, 2023	December 31, 2022
Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$53,268	$689	5.17	$13,914	$124	3.56
Federal funds sold	1,881	20	4.25	1,460	3	0.82
Certificates of deposit in other financial institutions	-	-	-	2,218	13	2.34
Securities available-for-sale	342,305	2,196	2.57	360,865	2,197	2.44
Loans receivable	1,516,126	19,281	5.09	1,503,543	17,504	4.66
Federal Home Loan Bank stock	6,547	69	4.22	4,596	21	1.83
Total interest earning assets	1,920,127	$22,256	4.64	1,886,596	$19,862	4.21
Cash and non-interest bearing deposits in other financial institutions	18,545	3,240
Allowance for credit losses	(19,552)	(13,289)
Other noninterest bearing assets	158,615	158,812
Total assets	$2,077,735	$2,035,359

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,475,171	$8,180	2.22	$1,411,064	$2,007	0.57
Repurchase agreements	42,584	402	3.78	19,799	102	2.06
Borrowed funds	86,929	958	4.41	72,772	944	5.19
Total interest bearing liabilities	1,604,684	$9,540	2.38	1,503,635	$3,053	0.81
Non-interest bearing deposits	315,573	382,519
Other noninterest bearing liabilities	34,813	27,055
Total liabilities	1,955,070	1,913,209
Total stockholders' equity	122,665	122,150
Total liabilities and stockholders' equity	$2,077,735	$2,035,359

Return on average assets	0.29%	0.78%
Return on average equity	4.92%	12.96%
Net interest margin (average earning assets)	2.65%	3.56%
Net interest margin (average earning assets) - tax equivalent	2.80%	3.73%
Net intrest spread	2.26%	3.40%
Net interest margin**	2.65%	3.56%
Ratio of interest-earning assets to interest-bearing liabilities	1.20	x	1.00	x

Year-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	December 31, 2023	December 31, 2022
Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$37,615	$1,846	4.91	$21,685	$287	1.32
Federal funds sold	1,341	58	4.33	3,025	11	0.36
Certificates of deposit in other financial institutions	-	-	-	1,868	28	1.50
Securities available-for-sale	362,942	8,828	2.43	427,291	9,492	2.22
Loans receivable	1,519,010	74,762	4.92	1,431,017	62,133	4.34
Federal Home Loan Bank stock	6,547	290	4.43	3,675	84	2.29
Total interest earning assets	1,927,455	$85,784	4.45	1,888,561	$72,035	3.81
Cash and non-interest bearing deposits in other financial institutions	18,678	16,820
Allowance for credit losses	(18,106)	(13,385)
Other noninterest bearing assets	155,333	146,259
Total assets	$2,083,360	$2,038,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,460,392	$25,438	1.74	$1,450,664	$3,604	0.25
Repurchase agreements	35,543	1,294	3.64	20,649	195	0.94
Borrowed funds	98,848	4,496	4.55	26,806	1,087	4.06
Total interest bearing liabilities	1,594,783	$31,228	1.96	1,498,119	$4,886	0.33
Non-interest bearing deposits	323,693	372,934
Other noninterest bearing liabilities	31,347	23,132
Total liabilities	1,949,823	1,894,185
Total stockholders' equity	133,537	144,070
Total liabilities and stockholders' equity	$2,083,360	$2,038,255

Return on average assets	0.40%	0.74%
Return on average equity	6.28%	10.47%
Net interest margin (average earning assets)	2.83%	3.56%
Net interest margin (average earning assets) - tax equivalent	2.98%	3.74%
Net intrest spread	2.49%	3.49%
Net interest margin**	2.83%	3.56%
Ratio of interest-earning assets to interest-bearing liabilities	1.21	x	1.01	x

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 30,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
ASSETS

Cash and non-interest bearing deposits in other financial institutions	$17,942	$17,922	$23,210	$33,785	$19,965
Interest bearing deposits in other financial institutions	67,647	52,875	89,706	20,342	11,210

Total cash and cash equivalents	86,008	71,648	115,673	54,781	31,282

Certificates of deposit in other financial institutions	-	-	-	2,452	2,456

Securities available-for-sale	371,374	339,280	368,136	377,901	370,896
Loans held-for-sale	340	2,057	1,832	1,672	1,543
Loans receivable, net of deferred fees and costs	1,512,595	1,525,660	1,534,161	1,521,089	1,513,631
Less: allowance for credit losses (1)	(18,768)	(19,430)	(19,507)	(19,568)	(12,897)
Net loans receivable	1,493,827	1,506,230	1,514,654	1,501,521	1,500,734
Federal Home Loan Bank stock	6,547	6,547	6,547	6,547	6,547
Accrued interest receivable	8,045	7,864	7,714	7,717	7,421
Premises and equipment	38,436	38,810	39,204	39,732	40,212
Foreclosed real estate	71	71	71	64	-
Cash value of bank owned life insurance	32,702	32,509	32,316	32,115	31,936
Goodwill	22,395	22,395	22,395	22,395	22,395
Other intangible assets	3,272	3,636	4,015	4,402	4,794
Other assets	45,262	56,423	48,661	47,293	50,123

Total assets	$2,108,279	$2,087,470	$2,161,218	$2,098,592	$2,070,339

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Non-interest bearing	$295,594	$312,635	$315,671	$330,057	$359,092
Interest bearing	1,517,827	1,471,402	1,479,476	1,476,053	1,415,925
Total	1,813,421	1,784,037	1,795,147	1,806,110	1,775,017
Repurchase agreements	38,124	48,310	46,402	28,423	15,503
Borrowed funds	80,000	100,000	150,000	100,000	120,000
Accrued expenses and other liabilities	29,389	36,080	32,919	24,323	23,426

Total liabilities	1,960,934	1,968,427	2,024,468	1,958,856	1,933,946

Commitments and contingencies

Stockholders' Equity:

Preferred stock, no par or stated value; 10,000,000 shares authorized, none outstanding	-	-	-	-	-
Common stock, no par or stated value	-	-	-	-	-
Additional paid-in capital	69,555	69,482	69,384	69,182	69,032
Accumulated other comprehensive loss	(51,613)	(78,848)	(60,185)	(55,895)	(64,300)
Retained earnings	129,403	128,409	127,551	126,449	131,661

Total stockholders' equity	147,345	119,043	136,750	139,736	136,393

Total liabilities and stockholders' equity	$2,108,279	$2,087,470	$2,161,218	$2,098,592	$2,070,339

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income	Three Months Ended,					Twelve months ended,
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Interest income:
Loans	$19,281	$19,161	$18,694	$17,626	$17,504	$74,762	$62,133
Securities & short-term investments	2,975	2,617	2,919	2,510	2,358	11,021	9,902
Total interest income	22,256	21,778	21,613	20,136	19,862	85,783	72,035
Interest expense:
Deposits	8,180	7,066	6,105	4,087	2,007	25,438	3,604
Borrowings	1,361	1,579	1,469	1,381	1,046	5,790	1,282
Total interest expense	9,541	8,645	7,574	5,468	3,053	31,228	4,886
Net interest income	12,715	13,133	14,039	14,668	16,809	54,555	67,149
Provision for credit losses	779	244	514	488	-	2,025	-
Net interest income after provision for credit losses	11,936	12,889	13,525	14,180	16,809	52,530	67,149
Noninterest income:
Fees and service charges	1,507	1,374	1,832	1,311	1,823	6,024	6,257
Wealth management operations	672	572	626	614	523	2,484	2,113
Gain on sale of loans held-for-sale, net	352	192	274	263	126	1,081	1,368
Increase in cash value of bank owned life insurance	193	193	201	179	182	766	810
(Loss) gain on sale of foreclosed real estate, net	-	2	(15)	-	16	(13)	16
(Loss) gain on sale of securities, net	-	-	(48)	-	-	(48)	662
Other	11	64	136	241	169	452	283
Total noninterest income	2,735	2,397	3,006	2,608	2,839	10,746	11,509
Noninterest expense:
Compensation and benefits	6,290	6,729	7,098	7,538	6,587	27,655	28,990
Occupancy and equipment	1,520	1,711	1,636	1,690	1,752	6,557	6,785
Data processing	1,269	1,085	1,407	973	1,238	4,734	6,750
Federal deposit insurance premiums	492	474	572	465	279	2,003	1,228
Marketing	191	235	159	255	284	840	1,907
Impairment charge on assets held for sale	-	-	-	-	1,232	-	1,232
Net loss recognized on sale of premises and equipment	-	-	-	-	49	-	303
Other	3,755	3,259	3,123	3,306	4,224	13,442	14,905
Total noninterest expense	13,517	13,493	13,995	14,227	15,645	55,231	62,100
Income before income taxes	1,154	1,793	2,536	2,561	4,003	8,045	16,558
Income tax expenses (benefit)	(356)	(398)	98	321	45	(335)	1,478
Net income	$1,510	$2,191	$2,438	$2,240	$3,958	$8,380	$15,080

Earnings per common share:
Basic	0.36	0.52	0.57	0.52	0.93	1.96	3.61
Diluted	0.35	0.51	0.57	0.51	0.93	1.96	3.60

Finward Bancorp
Quarterly Financial Report

Asset Quality	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Nonaccruing loans	$9,608	$9,840	$12,071	$19,473	$18,128
Accruing loans delinquent more than 90 days	1,843	233	255	878	248
Securities in non-accrual	1,357	1,155	1,075	1,017	1,048
Foreclosed real estate	71	71	61	60	-
Total nonperforming assets	$12,879	$11,299	$13,462	$21,428	$19,424

Allowance for credit losses (ACL):
ACL specific allowances for collateral dependent loans	$906	$554	$717	$1,075	$338
ACL general allowances for loan portfolio	17,862	18,876	18,790	18,493	12,559
Total ACL	$18,768	$19,430	$19,507	$19,568	$12,897

	(Unaudited)
	December 31,	Required
	2023	To Be Well
	Actual Ratio	Capitalized
Capital Adequacy Bank
Common equity tier 1 capital to risk-weighted assets	10.4%	6.5%
Tier 1 capital to risk-weighted assets	10.4%	8.0%
Total capital to risk-weighted assets	11.4%	10.0%
Tier 1 capital to adjusted average assets	7.8%	5.0%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

	(Dollars in thousands)	Three Months Ended,					Twelve months ended,
	(unaudited)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	Calculation of tangible common equity
	Total stockholder's equity	$147,345	$119,043	$136,750	$139,736	$136,393	$147,345	$136,393
	Goodwill	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)
	Other intangibles	(3,272)	(3,636)	(4,015)	(4,402)	(4,794)	(3,272)	(4,794)
(A)	Tangible common equity	$121,678	$93,012	$110,340	$112,939	$109,204	$121,678	$109,204

	Calculation of tangible common equity adjusted for accumulated other comprehensive loss
(A)	Tangible common equity	$121,678	$93,012	$110,340	$112,939	$109,204	$121,678	$109,204
	Accumulated other comprehensive loss	51,613	78,848	60,185	55,895	64,300	51,613	64,300
(B)	Tangible common equity adjusted for accumulated other comprehensive loss	$173,291	$171,860	$170,525	$168,834	$173,504	$173,291	$173,504

	Calculation of tangible book value per share
(A)	Tangible common equity	$121,678	$93,012	$110,340	$112,939	$109,204	$121,678	$109,204
	Shares outstanding	4,298,773	4,300,881	4,303,766	4,304,026	4,298,401	4,298,773	4,298,401
	Tangible book value per diluted share	$28.31	$21.63	$25.64	$26.24	$25.41	$28.31	$25.41

	Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss
(B)	Tangible common equity adjusted for accumulated other comprehensive loss	$173,291	$171,860	$170,525	$168,834	$173,504	$173,291	$173,504
	Diluted average common shares outstanding	4,298,773	4,300,881	4,303,766	4,304,026	4,298,401	4,298,773	4,298,401
	Tangible book value per diluted share adjusted for accumulated other comprehensive loss	$40.31	$39.96	$39.62	$39.23	$40.36	$40.31	$40.36

	Calculation of tangible common equity to total assets
(A)	Tangible common equity	$121,678	$93,012	$110,340	$112,939	$109,204	$121,678	$109,204
	Total assets	2,108,279	2,087,470	2,161,218	2,098,592	2,070,339	2,108,279	2,070,339
	Tangible common equity to total assets	5.77%	4.46%	5.11%	5.38%	5.27%	5.77%	5.27%
	Calculation of tangible common equity to total assets
(B)	Tangible common equity adjusted for accumulated other comprehensive loss	$173,291	$171,860	$170,525	$168,834	$173,504	$173,291	$173,504
	Total assets	2,108,279	2,087,470	2,161,218	2,098,592	2,070,339	2,108,279	2,070,339
	Tangible common equity to total assets adjusted for accumulated other comprehensive loss	8.22%	8.23%	7.89%	8.05%	8.38%	8.22%	8.38%

	Calculation of tax adjusted net interest margin
	Net interest income	$12,715	$13,133	$14,039	$14,668	$16,809	$54,555	$67,149
	Tax adjusted interest on securities and loans	722	730	748	756	791	2,956	3,504
	Adjusted net interest income	13,437	13,863	14,787	15,424	17,600	57,511	70,653
	Total average earning assets	1,920,127	1,930,118	1,950,774	1,908,647	1,886,596	1,927,455	1,888,561
	Tax adjusted net interest margin	2.80%	2.87%	3.03%	3.23%	3.73%	2.98%	3.74%

	Efficiency ratio
	Total non-interest expense	$13,517	$13,493	$13,995	$14,227	$15,645	$55,231	$62,100
	Total revenue	15,450	15,530	17,045	17,276	19,648	65,301	78,658
	Efficiency ratio	87.49%	86.88%	82.11%	82.35%	79.63%	84.58%	78.95%